Exhibit 99.1
Rackspace Technology Reports Fourth Quarter and Full Year 2021 Results; Record Quarterly New Sales Bookings of $329 Million

•Fourth Quarter Revenue of $777 million, up 9% Year-over-Year; 2021 Revenue of $3,010 million, up 11% Year-over-Year
•Fourth Quarter Core Revenue of $734 million, up 11% Year-over-Year; 2021 Core Revenue of $2,827 million, up 14% Year-over-Year
•Record Fourth Quarter Bookings of $329 million, an increase of 12% Year-over-Year; 2021 Bookings of $1,031 million, a decrease of 8% Year-over-Year
•Fourth Quarter Net loss of $(83) million, or $(0.39) per diluted share; 2021 Net loss of $(218) million, or $(1.05) per diluted share
•Fourth Quarter Non-GAAP Earnings Per Share of $0.25, down 4% Year-over-Year; 2021 Non-GAAP Earnings Per Share of $0.97, up 17% Year-over-Year
•Fourth Quarter Cash Flow From Operations of $60 million; 2021 Cash Flow From Operations of $371 million

SAN ANTONIO, February 22, 2022 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end multicloud technology solutions company, today announced results for its fourth quarter and year ended December 31, 2021.

Kevin Jones, Chief Executive Officer, commented, “The fourth quarter was a strong conclusion to the year, and Rackspace Technology continued to execute on its mission to lead the cloud services market as a best-in-class, pure-play cloud solutions company. It was a record quarter for Bookings, and we met or exceeded all of our financial targets while driving strong cash flow from operations.”

Mr. Jones continued, “I’m pleased with our results and accomplishments in 2021. We delivered double-digit Core Revenue growth and record revenue, strong mid-teens Non-GAAP operating margins, and double-digit Non-GAAP EPS growth while increasing cash flow from operations more than three-fold. And we accomplished this while executing our pivot from mature to growth businesses, improving our cross-sell and up-sell of higher margin services to our installed base, reducing our cost structure, and investing in new product offerings and service delivery.”

Fourth Quarter 2021 Results

Revenue was $777 million in the fourth quarter of 2021, an increase of 9% as compared to revenue of $716 million in the fourth quarter of 2020. Revenue for the fourth quarter of 2021 was positively impacted by new customer acquisitions and growing customer spend in our Multicloud Services and Apps & Cross Platform segments. On a constant currency basis, revenue increased 8% in the fourth quarter of 2021 as compared to the fourth quarter of 2020.

Revenue from our Core Segments (“Core Revenue”), comprised of Multicloud Services and Apps & Cross Platform, increased 11% on an actual basis and 10% on a constant currency basis, in the fourth quarter of 2021 as compared to the fourth quarter of 2020.

Bookings were $329 million in the fourth quarter of 2021, an increase of 12% as compared to Bookings of $293 million in the fourth quarter of 2020.

Net loss was $(83) million in the fourth quarter of 2021, compared to net loss of $(64) million in the fourth quarter of 2020.

Net loss per diluted share was $(0.39) in the fourth quarter of 2021, compared to net loss per diluted share of $(0.32) in the fourth quarter of 2020.

Non-GAAP Operating Profit was $122 million in the fourth quarter of 2021, a decrease of 7% compared to $132 million in the fourth quarter of 2020.

Non-GAAP Earnings Per Share was $0.25 in the fourth quarter of 2021, a decrease of 4% as compared to Non-GAAP Earnings Per Share of $0.26 in the fourth quarter of 2020.

Capital expenditures were $27 million in the fourth quarter of 2021, compared to $51 million in the fourth quarter of 2020.

Full Year 2021 Results

Revenue was $3,010 million in 2021, an increase of 11% as compared to revenue of $2,707 million in 2020. Revenue for full year 2021 was positively impacted by new customer acquisitions and growing customer spend in our Multicloud Services and Apps & Cross Platform segments. On a constant currency basis, revenue increased 10% in 2021 compared to 2020.

Core Revenue increased 14% on an actual basis and 13% on a constant currency basis, in 2021 as compared to 2020.

Bookings were $1,031 million in 2021, a decrease of 8% as compared to Bookings of $1,126 million in 2020.

Net loss was $(218) million in 2021, compared to net loss of $(246) million in 2020.

Net loss per diluted share was $(1.05) in 2021, compared to net loss per diluted share of $(1.37) in 2020.

Non-GAAP Operating Profit was $484 million in 2021, an increase of 2% compared to $473 million in 2020.

Non-GAAP Earnings Per Share was $0.97 in 2021, an increase of 17% as compared to Non-GAAP Earnings Per Share of $0.83 in 2020.

Capital expenditures were $203 million in 2021, compared to $225 million in 2020.

As of December 31, 2021, we had cash and cash equivalents of $273 million with no balance outstanding on our Revolving Credit Facility.

Financial Outlook

Rackspace Technology is providing guidance as follows:

Q1 2022 Guidance
Revenue	$768 - $778 million
Core Revenue	$730 - $738 million
Non-GAAP Operating Profit	$108 - $112 million
Non-GAAP Earnings Per Share	$0.20 - $0.22
Non-GAAP Other Income (Expense)[1]	($51) – ($52) million
Non-GAAP Tax Expense Rate	26%
Non-GAAP Weighted Average Shares	214 – 216 million
1 Non-GAAP Other Income (Expense) is only expected to include interest expense.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Non-GAAP Earnings Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Non-GAAP Earnings Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, February 22, 2022, at 4:00pm CT / 5:00pm ET to discuss its fourth quarter and full year 2021 results. Interested parties may access the conference call as follows:

Via Zoom:

https://rackspace.zoom.us/j/95750453932?pwd=Q21HWis1T1k5UEQvemI2NlFEREp5UT09
Password: 112067

Via telephone (listen only mode):

+1 408 638 0968 (US Toll)
+1 646 558 8656 (US Toll)
+1 647 374 4685 (Canada)
+44 (0) 20 3695 0088 (United Kingdom Toll)
Webinar ID: 957 5045 3932

Additional International numbers are also available: https://rackspace.zoom.us/u/adk8d0mzAo

A live webcast of the call and audio replay will also be available on Rackspace Technology’s website at ir.rackspace.com.

About Rackspace Technology

Rackspace Technology is a leading end-to-end multicloud technology services company. We design, build and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products and adopt innovative technologies.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, and other matters. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings Per Share (“EPS”). These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Joe Crivelli
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,				Year-Over-Year Comparison
	2020		2021
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$716.2	100.0%	$777.3	100.0%	$61.1	8.5%
Cost of revenue	(468.8)	(65.5)%	(543.0)	(69.9)%	(74.2)	15.8%
Gross profit	247.4	34.5%	234.3	30.1%	(13.1)	(5.3)%
Selling, general and administrative expenses	(252.2)	(35.2)%	(208.6)	(26.8)%	43.6	(17.3)%
Impairment of goodwill	—	—%	(52.4)	(6.7)%	(52.4)	100.0%
Loss from operations	(4.8)	(0.7)%	(26.7)	(3.4)%	(21.9)	NM
Other income (expense):
Interest expense	(59.2)	(8.3)%	(50.5)	(6.5)%	8.7	(14.7)%
Gain (loss) on investments, net	(0.2)	(0.0)%	0.6	0.1%	0.8	NM
Debt modification costs and extinguishment loss	(34.5)	(4.8)%	—	—%	34.5	(100.0)%
Other income, net	2.1	0.3%	0.1	0.0%	(2.0)	(95.2)%
Total other income (expense)	(91.8)	(12.8)%	(49.8)	(6.4)%	42.0	(45.8)%
Loss before income taxes	(96.6)	(13.5)%	(76.5)	(9.8)%	20.1	(20.8)%
Benefit (provision) for income taxes	32.8	4.6%	(6.4)	(0.8)%	(39.2)	NM
Net loss	$(63.8)	(8.9)%	$(82.9)	(10.7)%	$(19.1)	29.9%

Net loss per share:
Basic and diluted	$(0.32)		$(0.39)
Weighted average number of shares outstanding:
Basic and diluted	200.7		210.3
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,				Year-Over-Year Comparison
	2020		2021
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$2,707.1	100.0%	$3,009.5	100.0%	$302.4	11.2%
Cost of revenue	(1,722.7)	(63.6)%	(2,072.7)	(68.9)%	(350.0)	20.3%
Gross profit	984.4	36.4%	936.8	31.1%	(47.6)	(4.8)%
Selling, general and administrative expenses	(959.7)	(35.4)%	(906.8)	(30.1)%	52.9	(5.5)%
Impairment of goodwill	—	—%	(52.4)	(1.7)%	(52.4)	100.0%
Gain on sale of land	—	—%	19.9	0.7%	19.9	100.0%
Income (loss) from operations	24.7	0.9%	(2.5)	(0.1)%	(27.2)	NM
Other income (expense):
Interest expense	(268.4)	(9.9)%	(205.1)	(6.8)%	63.3	(23.6)%
Gain (loss) on investments, net	0.7	0.0%	(3.0)	(0.1)%	(3.7)	NM
Debt modification costs and extinguishment loss	(71.5)	(2.6)%	(37.5)	(1.2)%	34.0	(47.6)%
Other income (expense), net	2.5	0.1%	(1.0)	(0.0)%	(3.5)	NM
Total other income (expense)	(336.7)	(12.4)%	(246.6)	(8.2)%	90.1	(26.8)%
Loss before income taxes	(312.0)	(11.5)%	(249.1)	(8.3)%	62.9	(20.2)%
Benefit for income taxes	66.2	2.4%	30.8	1.0%	(35.4)	(53.5)%
Net loss	$(245.8)	(9.1)%	$(218.3)	(7.3)%	$27.5	(11.2)%

Net loss per share:
Basic and diluted	$(1.37)		$(1.05)
Weighted average number of shares outstanding:
Basic and diluted	179.6		208.0
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2020	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$104.7	$272.8
Accounts receivable, net of allowance for doubtful accounts and accrued customer credits of $28.3 and $18.4, respectively	483.0	554.3
Prepaid expenses	123.8	110.0
Other current assets	47.0	52.4
Total current assets	758.5	989.5

Property, equipment and software, net	884.6	826.7
Goodwill, net	2,761.1	2,706.8
Intangible assets, net	1,646.3	1,466.5
Operating right-of-use assets	171.1	161.8
Other non-current assets	156.2	177.4
Total assets	$6,377.8	$6,328.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$285.4	$369.5
Accrued compensation and benefits	110.6	104.5
Deferred revenue	76.7	98.6
Debt	43.4	23.0
Accrued interest	26.5	27.6
Operating lease liabilities	62.2	60.4
Finance lease liabilities	40.7	64.6
Financing obligations	48.8	48.0
Other current liabilities	47.9	41.2
Total current liabilities	742.2	837.4

Non-current liabilities:
Debt	3,319.3	3,310.9
Operating lease liabilities	118.2	114.8
Finance lease liabilities	358.1	345.1
Financing obligations	74.1	62.9
Deferred income taxes	236.7	205.8
Other non-current liabilities	145.5	124.4
Total liabilities	4,994.1	5,001.3

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 201.8 and 211.2 shares issued and outstanding, respectively	2.0	2.1
Additional paid-in capital	2,363.6	2,500.0
Accumulated other comprehensive income (loss)	(18.6)	6.9
Accumulated deficit	(963.3)	(1,181.6)
Total stockholders' equity	1,383.7	1,327.4
Total liabilities and stockholders' equity	$6,377.8	$6,328.7

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(In millions)	2020	2021
Cash Flows From Operating Activities
Net loss	$(245.8)	$(218.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	466.2	424.8
Amortization of operating right-of-use assets	70.7	65.9
Deferred income taxes	(73.6)	(41.5)
Share-based compensation expense	74.5	75.4
Impairment of goodwill	—	52.4
Gain on sale of land	—	(19.9)
Debt modification costs and extinguishment loss	71.5	37.5
Unrealized (gain) loss on derivative contracts	(2.3)	16.8
(Gain) loss on investments, net	(0.7)	3.0
Provision for bad debts and accrued customer credits	24.7	(2.0)
Amortization of debt issuance costs and debt discount	18.0	8.8
Other operating activities	(1.4)	(2.1)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(156.0)	(69.5)
Prepaid expenses and other current assets	(58.0)	9.5
Accounts payable, accrued expenses, and other current liabilities	(7.4)	88.1
Deferred revenue	9.9	21.6
Operating lease liabilities	(58.0)	(61.4)
Other non-current assets and liabilities	(15.6)	(18.3)
Net cash provided by operating activities	116.7	370.8
Cash Flows From Investing Activities
Purchases of property, equipment and software	(116.5)	(108.4)
Acquisitions, net of cash acquired	(9.5)	—
Proceeds from sale of land	—	31.3
Proceeds from sales of investments	0.9	—
Other investing activities	(3.3)	8.1
Net cash used in investing activities	(128.4)	(69.0)
Cash Flows From Financing Activities
Proceeds from issuance of common stock, net	657.8	—
Proceeds from employee stock plans	31.1	61.1
Shares of common stock withheld for employee taxes	(2.1)	—
Proceeds from borrowings under long-term debt arrangements	860.0	2,838.5
Payments on long-term debt	(1,450.6)	(2,877.9)
Payments for debt issuance costs	(8.8)	(34.5)
Payments on financing component of interest rate swap	—	(12.9)
Principal payments of finance lease liabilities	(24.0)	(50.6)
Proceeds from financing obligations	20.9	—
Principal payments of financing obligations	(54.4)	(55.9)
Net cash provided by (used in) financing activities	29.9	(132.2)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2.8	(2.3)
Increase in cash, cash equivalents, and restricted cash	21.0	167.3
Cash, cash equivalents, and restricted cash at beginning of period	87.1	108.1
Cash, cash equivalents, and restricted cash at end of period	$108.1	$275.4

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$262.8	$178.5
Cash payments for income taxes, net of refunds	$15.6	$5.5

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$93.7	$60.4
Acquisition of property, equipment and software by financing obligations	27.8	44.7
Decrease in property, equipment and software accrued in liabilities	(13.4)	(10.6)
Non-cash purchases of property, equipment and software	$108.1	$94.5

Non-cash increase in buildings within property, equipment and software, net due to lease modification	$220.3	$—
Debt issuance costs included in accrued liabilities	$0.6	$—
Other non-cash investing and financing activities	$2.3	$—

REVENUE BY SEGMENT

	Three Months Ended December 31,		% Change
(In millions, except %)	2020	2021	Actual	Constant Currency (1)
Multicloud Services	$572.5	$639.3	11.7%	11.4%
Apps & Cross Platform	91.3	94.8	3.9%	3.7%
Core Revenue	663.8	734.1	10.6%	10.3%
OpenStack Public Cloud	52.4	43.2	(17.7)%	(18.2)%
Total	$716.2	$777.3	8.5%	8.3%

	Year Ended December 31,		% Change
(In millions, except %)	2020	2021	Actual	Constant Currency (1)
Multicloud Services	$2,141.5	$2,449.1	14.4%	13.2%
Apps & Cross Platform	336.6	377.6	12.2%	11.6%
Core Revenue	2,478.1	2,826.7	14.1%	13.0%
OpenStack Public Cloud	229.0	182.8	(20.2)%	(21.3)%
Total	$2,707.1	$3,009.5	11.2%	10.1%
(1)     Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

GROSS PROFIT BY SEGMENT

	Three Months Ended December 31,				Year-Over-Year Comparison
(In millions, except %)	2020		2021
Segment gross profit:	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Multicloud Services	$210.2	36.7%	$194.6	30.4%	$(15.6)	(7.4)%
Apps & Cross Platform	30.7	33.6%	35.2	37.1%	4.5	14.7%
OpenStack Public Cloud	22.0	42.0%	16.3	37.7%	(5.7)	(25.9)%
Non-GAAP Gross Profit (1)	$262.9		$246.1		$(16.8)	(6.4)%

	Year Ended December 31,				Year-Over-Year Comparison
(In millions, except %)	2020		2021
Segment gross profit:	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Multicloud Services	$810.2	37.8%	$793.4	32.4%	$(16.8)	(2.1)%
Apps & Cross Platform	115.5	34.3%	135.9	36.0%	20.4	17.7%
OpenStack Public Cloud	100.3	43.8%	67.1	36.7%	(33.2)	(33.1)%
Non-GAAP Gross Profit (1)	$1,026.0		$996.4		$(29.6)	(2.9)%

(1)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

KEY OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except %)	2020	2021	2020	2021
Bookings	$292.5	$328.5	$1,126.1	$1,030.5
Annualized Recurring Revenue (ARR)	$2,711.1	$2,984.9	$2,711.1	$2,984.9

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2021			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Multicloud Services	$572.5	$639.3	$(1.6)	$637.7	11.7%	11.4%
Apps & Cross Platform	91.3	94.8	(0.2)	94.6	3.9%	3.7%
OpenStack Public Cloud	52.4	43.2	(0.3)	42.9	(17.7)%	(18.2)%
Total	$716.2	$777.3	$(2.1)	$775.2	8.5%	8.3%

	Year Ended December 31, 2020	Year Ended December 31, 2021			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Multicloud Services	$2,141.5	$2,449.1	$(23.9)	$2,425.2	14.4%	13.2%
Apps & Cross Platform	336.6	377.6	(2.1)	375.5	12.2%	11.6%
OpenStack Public Cloud	229.0	182.8	(2.6)	180.2	(20.2)%	(21.3)%
Total	$2,707.1	$3,009.5	$(28.6)	$2,980.9	11.2%	10.1%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

We present Non-GAAP Gross Profit, which represents the total of our individual segment gross profit measures, because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as our consolidated gross profit, adjusted to exclude the impact of share-based compensation expense and other non-recurring or unusual compensation items, purchase accounting-related effects, and certain business transformation-related costs.

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2020	2021	2020	2021
Total consolidated gross profit	$247.4	$234.3	$984.4	$936.8
Share-based compensation expense	5.9	3.5	14.5	16.7
Other compensation expense (1)	1.0	0.6	5.9	2.7
Purchase accounting impact on expense (2)	1.2	1.1	5.9	4.7
Restructuring and transformation expenses (3)	7.4	6.6	15.3	35.5
Non-GAAP Gross Profit	$262.9	$246.1	$1,026.0	$996.4

(1)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax, and payroll taxes associated with the exercise of stock options and vesting of restricted stock.
(2)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(3)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, facility closure costs and lease termination expenses. This amount also includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.

Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, management fees, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as income (loss) from operations adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, management fees, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, management fees, certain other non-operating, non-recurring or non-core gains and losses, interest expense, income taxes, and depreciation and amortization.

Non-GAAP Operating Profit and Adjusted EBITDA are management’s principal metrics for measuring our underlying financial performance. Non-GAAP Operating Profit and Adjusted EBITDA, along with other quantitative and qualitative information, are also the principal financial measures used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-tiled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net loss reconciliation to Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2020	2021	2020	2021
Net loss	$(63.8)	$(82.9)	$(245.8)	$(218.3)
Share-based compensation expense	17.7	18.7	74.5	75.4
Special bonuses and other compensation expense (a)	18.4	2.7	37.5	11.8
Transaction-related adjustments, net (b)	11.3	3.9	46.7	25.7
Restructuring and transformation expenses (c)	45.1	28.6	104.8	161.5
Management fees (d)	—	—	8.4	—
Impairment of goodwill	—	52.4	—	52.4
Gain on sale of land	—	—	—	(19.9)
Net (gain) loss on divestiture and investments (e)	0.2	(0.6)	(0.7)	3.0
Debt modification costs and extinguishment loss (f)	34.5	—	71.5	37.5
Other (income) expense, net (g)	(2.1)	(0.1)	(2.5)	1.0
Amortization of intangible assets (h)	44.0	42.3	176.3	179.7
Tax effect of non-GAAP adjustments (i)	(51.7)	(12.1)	(119.4)	(103.3)
Non-GAAP Net Income	$53.6	$52.9	$151.3	$206.5

Income (loss) from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2020	2021	2020	2021
Income (loss) from operations	$(4.8)	$(26.7)	$24.7	$(2.5)
Share-based compensation expense	17.7	18.7	74.5	75.4
Special bonuses and other compensation expense (a)	18.4	2.7	37.5	11.8
Transaction-related adjustments, net (b)	11.3	3.9	46.7	25.7
Restructuring and transformation expenses (c)	45.1	28.6	104.8	161.5
Management fees (d)	—	—	8.4	—
Impairment of goodwill	—	52.4	—	52.4
Gain on sale of land	—	—	—	(19.9)
Amortization of intangible assets (h)	44.0	42.3	176.3	179.7
Non-GAAP Operating Profit	$131.7	$121.9	$472.9	$484.1

Net loss reconciliation to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2020	2021	2020	2021
Net loss	$(63.8)	$(82.9)	$(245.8)	$(218.3)
Share-based compensation expense	17.7	18.7	74.5	75.4
Special bonuses and other compensation expense (a)	18.4	2.7	37.5	11.8
Transaction-related adjustments, net (b)	11.3	3.9	46.7	25.7
Restructuring and transformation expenses (c)	45.1	28.6	104.8	161.5
Management fees (d)	—	—	8.4	—
Impairment of goodwill	—	52.4	—	52.4
Gain on sale of land	—	—	—	(19.9)
Net (gain) loss on divestiture and investments (e)	0.2	(0.6)	(0.7)	3.0
Debt modification costs and extinguishment loss (f)	34.5	—	71.5	37.5
Other (income) expense, net (g)	(2.1)	(0.1)	(2.5)	1.0
Interest expense	59.2	50.5	268.4	205.1
Provision (benefit) for income taxes	(32.8)	6.4	(66.2)	(30.8)
Depreciation and amortization (j)	111.1	103.6	466.2	421.4
Adjusted EBITDA	$198.8	$183.2	$762.8	$725.8

(a)	Includes expense related to retention bonuses, mainly relating to restructuring and integration projects, and the related payroll tax, senior executive signing bonuses and relocation costs, and payroll taxes associated with the exercise of stock options and vesting of restricted stock. The three months and year ended December 31, 2020 also includes $13 million for one-time cash bonuses related to successful completion of the IPO.
(b)	Includes legal, professional, accounting and other advisory fees related to the acquisition of Onica in the fourth quarter of 2019 and the IPO in the third quarter of 2020, integration costs of acquired businesses, purchase accounting adjustments (including deferred revenue fair value discount), payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.
(c)	Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, facility closure costs and lease termination expenses. This amount also includes employee related costs and other costs related to the July 2021 Restructuring Plan of $2.9 million and $25.4 million for the three months and year ended December 31, 2021, respectively, which are accounted for as exit and disposal costs under ASC 420. In addition, it includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.
(d)	Represents historical management fees pursuant to management consulting agreements. The management consulting agreements were terminated effective August 4, 2020, and therefore no management fees have accrued or will be payable for periods after August 4, 2020.
(e)	Includes gains and losses on investment and from dispositions.
(f)	Includes modification costs and extinguishment losses related to repurchases of 8.625% Senior Notes, the February 2021 Refinancing Transaction and termination of the Receivables Financing Facility.
(g)	Reflects mainly changes in the fair value of foreign currency derivatives.
(h)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(i)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. We used a structural non-GAAP tax rate of 26% for all periods which reflects the removal of the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments on a year-over-year basis. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(j)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings Per Share (EPS)

We define Non-GAAP EPS as Non-GAAP Net Income divided by our GAAP average number of shares outstanding for the period on a diluted basis, after giving effect to the twelve-for-one stock split that was approved and effected on July 20, 2020 (the “Stock Split”), and further adjusted for the average number of shares associated with securities which are anti-dilutive to GAAP EPS but dilutive to Non-GAAP EPS. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Non-GAAP EPS.

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2020	2021	2020	2021
Net loss attributable to common stockholders	$(63.8)	$(82.9)	$(245.8)	$(218.3)
Non-GAAP Net Income	$53.6	$52.9	$151.3	$206.5

Weighted average number of shares - Diluted	200.7	210.3	179.6	208.0
Effect of dilutive securities (a)	6.2	2.1	3.7	4.2
Non-GAAP weighted average number of shares - Diluted	206.9	212.4	183.3	212.2

Net loss per share - Diluted	$(0.32)	$(0.39)	$(1.37)	$(1.05)
Per share impacts of adjustments to net loss (b)	0.59	0.65	2.21	2.04
Per share impacts of shares dilutive after adjustments to net loss (a)	(0.01)	(0.01)	(0.01)	(0.02)
Non-GAAP EPS	$0.26	$0.25	$0.83	$0.97

(a)	Reflects impact of awards that would have been anti-dilutive to Net loss per share, and therefore not included in the calculation, but would be dilutive to Non-GAAP EPS and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock or purchase under the Employee Stock Purchase Plan (the “ESPP”), as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital ("MOIC"), which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.
(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Income to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.